Exhibit 99.1

NEWS RELEASE

Media Contact

Drew Prairie

512-602-4425

drew.prairie@amd.com

Investor Contact

Ruth Cotter

408-749-3887

ruth.cotter@amd.com

AMD Reports 2013 Second Quarter Results

Q2 2013 Results

•	AMD revenue $1.16 billion, increased 7 percent sequentially and decreased 18 percent year-over-year

•	Gross margin 40 percent

•	Operating loss of $29 million, net loss of $74 million, loss per share of $0.10

•	Non-GAAP(1) operating loss of $20 million, net loss of $65 million, loss per share of $0.09

SUNNYVALE, Calif. – July 18, 2013 – AMD (NYSE:AMD) today announced revenue for the second quarter of 2013 of $1.16 billion, an operating loss of $29 million and a net loss of $74 million, or $0.10 per share. The company reported a non-GAAP operating loss of $20 million and a non-GAAP net loss of $65 million, or $0.09 per share.

“Our focus on restructuring and transforming AMD resulted in improved financial results,” said Rory Read, AMD president and CEO. “Our performance in the second quarter was driven by opportunities in our new high-growth and traditional PC businesses. Looking ahead, we will continue to deliver a strong value proposition to our established customers and also reach new customers as we diversify our business. We expect significant revenue growth and a return to profitability in the third quarter.”

GAAP Financial Results

	Q2-13	Q1-13	Q2-12
Revenue	$1.16B	$1.09B	$1.41B
Operating income (loss)	$(29)M	$(98)M	$77M
Net income (loss) / Earnings (loss) per share	$(74)M/$(0.10)	$(146)M/$(0.19)	$37M/$0.05

Non-GAAP Financial Results(1)

	Q2-13	Q1-13	Q2-12
Revenue	$1.16B	$1.09B	$1.41B
Operating income (loss)	$(20)M	$(46)M	$86M
Net income (loss) / Earnings (loss) per share	$(65)M/$(0.09)	$(94)M/$(0.13)	$46M/$0.06

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Q2 2013 Reportable Segment Name Change

AMD’s Graphics reportable segment has been renamed Graphics and Visual Solutions. The new reportable segment nomenclature provides greater clarity on the product lines that comprise the segment and reflects the growing importance of gaming and semi-custom offerings to AMD. There is no change to the composition of this reportable segment from what was previously reported.

AMD’s two reportable segments continue to be comprised of the following:

•	The Computing Solutions segment, which includes microprocessors (MPUs), accelerated processing units (APUs), chipsets, embedded processors and servers; and

•

The Graphics and Visual Solutions segment, comprised of graphic processing units (GPUs), including professional graphics, as well as revenue from semi-custom products and development and game console royalties.

Quarterly Financial Summary

•	Gross margin was 40 percent in Q2 2013.

¡

Gross margin decreased sequentially. Q2 2013 gross margin included an $11 million benefit from sales of inventory that had been previously reserved in Q3 2012 and this positively impacted gross margin by 1 percentage point as compared to a similar $20 million benefit in Q1 2013 which positively impacted gross margin by 2 percentage points.

•	Cash, cash equivalents and marketable securities balance, including long-term marketable securities, was $1.1 billion at the end of the quarter.

•

Computing Solutions segment revenue increased 12 percent sequentially and decreased 20 percent year-over-year. The sequential increase was due to significantly higher notebook unit shipments and higher server and desktop unit shipments. The year-over-year decline was driven by lower unit shipments and microprocessor Average Selling Price (ASP).

¡

Operating income was $2 million, compared with an operating loss of $39 million in Q1 2013 and operating income of $82 million in Q2 2012. Q2 2013 operating income included an $11 million benefit from sales of inventory that had been previously reserved and Q1 2013 operating income included a similar $20 million benefit.

¡	Microprocessor ASP decreased sequentially and year-over-year.

•	Graphics and Visual Solutions segment revenue decreased 5 percent sequentially and decreased 13 percent year-over-year. GPU revenue was flat sequentially and declined year-over-year.

¡	Operating income was breakeven compared with $16 million in Q1 2013 and $31 million in Q2 2012.

¡	GPU ASP decreased sequentially and increased year-over-year.

Recent Highlights

•	AMD introduced several new client processors in the quarter:

¡

The new AMD Elite Performance, AMD Mainstream and AMD Elite Mobility A-Series APUs offer dramatically increased performance and power efficiency compared to prior AMD APUs. Acer, Asus, Dell, HP, Lenovo and Samsung have begun to roll out products based on these latest A-Series APUs.

¡	The AMD Elite Mobility A-Series APU for tablets, hybrids and small form factor notebooks won the 2013 “Best Choice of Computex Taipei” award.

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¡	AMD launched its 2013 Elite A-Series APU for the desktop channel, delivering leading performance, discrete-level graphics and an easy upgrade infrastructure.

¡	AMD unveiled the AMD FX-9590 desktop processor, the world’s first commercially available 5 GHz x86 processor capable of delivering new levels of gaming and multimedia performance.

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Microsoft announced the Xbox One, its next-generation gaming console featuring a semi-custom, System-on-Chip (SoC) AMD APU. AMD technology is inside all three of the next generation gaming consoles: Nintendo Wii U, Sony PS4™, and Xbox One.

•	AMD launched the AMD OpteronTM X-Series processors, the industry’s most efficient x86 server processors.

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AMD provided additional details on its 2014 products for the fast-growing data center and cloud computing markets; including introducing best-in-class APUs, two- and four-socket x86 CPUs, and its first 64-bit ARM server processor.

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AMD announced the new AMD Embedded G-Series SoC. The single-chip APU solution delivers more than double the CPU performance while running multiple industry-standard compute-intensive benchmarks compared to the Intel Atom (2).

•	For enthusiasts who want to take their PC gaming to the next level, AMD introduced the fastest desktop and notebook graphics solutions in the world.

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Apple announced its newest Mac Pro will feature dual AMD FirePro™ graphics cards. The unique solution offers improved visual and general computing performance of the high-end system, providing the power needed by the most demanding digital content creators.

Current Outlook

AMD’s outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

For the third quarter of 2013, AMD expects revenue to increase 22 percent, plus or minus 3 percent, sequentially.

For additional details regarding AMD’s results and outlook please see the CFO commentary posted at quarterlyearnings.amd.com.

AMD Teleconference

AMD will hold a conference call for the financial community at 2 p.m. PT (5 p.m. ET) today to discuss its second quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its web site at www.amd.com. The webcast will be available for 12 months after the conference call.

Reconciliation of GAAP to Non-GAAP Gross Margin(1)

(Millions except percentages)	Q2-13	Q1-13	Q2-12
GAAP gross margin	$459	$445	$638
GAAP gross margin %	40%	41%	45%
Legal settlement	—	—	(5)
Non-GAAP gross margin	$459	$445	$643
Non-GAAP gross margin %	40%	41%	46%

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Reconciliation of GAAP to Non-GAAP Operating Income (Loss)

(Millions)	Q2-13	Q1-13	Q2-12
GAAP operating income (loss)	$(29)	$(98)	$77
Amortization of acquired intangible assets	(4)	(5)	(4)
Restructuring and other special charges, net	(5)	(47)	—
Legal settlement	—	—	(5)
Non-GAAP operating income (loss)	$(20)	$(46)	$86

Reconciliation of GAAP to Non-GAAP Net Income (Loss)

(Millions except per share amounts)	Q2-13		Q1-13		Q2-12
GAAP net income (loss) / Earnings (loss) per share	$(74)	$(0.10)	$(146)	$(0.19)	$37	$0.05
Amortization of acquired intangible assets	(4)	(0.01)	(5)	(0.01)	(4)	(0.01)
Restructuring and other special charges, net	(5)	(0.01)	(47)	(0.06)	—	—
Legal settlement	—	—	—	—	(5)	(0.01)
Non-GAAP net income (loss) / Earnings (loss) per share	$(65)	$(0.09)	$(94)	$(0.13)	$46	$0.06

About AMD

AMD (NYSE: AMD) is a semiconductor design innovator leading the next era of vivid digital experiences with its groundbreaking AMD Accelerated Processing Units (APUs) that power a wide range of computing devices. AMD’s server computing products are focused on driving industry-leading cloud computing and virtualization environments. AMD’s superior graphics technologies are found in a variety of solutions ranging from game consoles, PCs to supercomputers. For more information, visit www.amd.com.

Cautionary Statement

This document contains forward-looking statements concerning AMD, its third quarter of 2013 revenue, AMD’s ability to expand into new markets and reach new customers; AMD’s ability to achieve revenue growth in the third quarter of 2013 compared to the second quarter of 2013 and that such growth will be significant; and AMD’s ability to achieve profitability in the third quarter of 2013, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “believes, “expects,” “may,” “will,” “should,” “seeks,” “intends,” “pro forma,” “estimates,” “anticipates,” “plans,” “projects,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corp.’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities may negatively impact the company’s plans; the company may be unable to develop, launch and ramp new products and technologies in the volumes that are required by the market at mature yields on a timely basis; that the company’s third party foundry suppliers will be unable to transition its products to advanced manufacturing process technologies in a timely and effective way or to manufacture the company’s products on a timely basis in sufficient quantities and using competitive technologies; the company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products; the company’s requirements for wafers are less than the fixed number of wafers that it agreed to purchase from GLOBALFOUNDRIES (GF) or GF encounters problems that significantly reduce the number of functional die the company

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receives from each wafer; that the company is unable to successfully implement its long-term business strategy; that customers stop buying the company’s products or materially reduce their operations or demand for the company’s products; that the company may be unable to maintain the level of investment in research and development that is required to remain competitive; that there may be unexpected variations in the market growth and demand for its products and technologies in light of the product mix that the company may have available at any particular time or a decline in demand; that the company will require additional funding and may be unable to raise sufficient capital on favorable terms, or at all; that global business and economic conditions will not improve or will worsen; that demand for computers will be lower than currently expected; and the effect of political or economic instability, domestically or internationally, on the company’s sales or supply chain. Investors are urged to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended March 30, 2013.

AMD, the AMD Arrow logo, AMD Opteron, AMD Radeon and combinations thereof, are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner.

(1)	In this press release, in addition to GAAP financial results, the Company has provided non-GAAP financial measures including non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP earnings (loss) per share. These non-GAAP financial measures reflect certain adjustments as presented in the tables in this press release. The Company also provided Adjusted EBITDA and non-GAAP free cash flow as supplemental measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this press release. The Company is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because the Company believes it assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables. Refer to corresponding tables at the end of this press release for additional AMD data.

(2)

AMD GX-415GA scored 209, AMD G-T56N scored 98, and Intel Atom D525 scored 93, based on an average of Sandra Engineering 2011 Dhyrstone, Sandra Engineering 2011 Whetstone and EEMBC CoreMark Multi-thread benchmark results. AMD G-T56N system configuration used iBase MI958 motherboard with 4BG DDR3 and integrated graphics. AMD GX-415GA system configuration used AMD “Larne” Reference Design Board with 4GB [1] Based on AMD’s small core Opteron™ processor Model X1150 vs. Intel® Atom™ Model S1260, Intel’s highest performance small core processor. Highest density based on cores/rack. Since Opteron X-Series has double the number of cores of Intel Atom S1200 series, it has the double the density among small core x86 processors. Most power efficient small core x86 processor as measured by SPECint®_rate_base2006 estimates divided by TDP.

ADVANCED MICRO DEVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions except per share amounts and percentages)

	Quarter Ended			Six Months Ended
	Jun. 29,	Mar. 30,	Jun. 30,	Jun. 29,	Jun. 30,
	2013	2013	2012	2013	2012

Net revenue	$1,161	$1,088	$1,413	$2,249	$2,998

Cost of sales	702	643	775	1,345	2,333

Gross margin	459	445	638	904	665

Gross margin %	40%	41%	45%	40%	22%

Research and development	308	312	345	620	713

Marketing, general and administrative	171	179	212	350	442

Amortization of acquired intangible assets	4	5	4	9	5

Restructuring and other special charges, net	5	47	—	52	8

Operating income (loss)	(29)	(98)	77	(127)	(503)

Interest income	2	1	2	3	4
Interest expense	(42)	(44)	(43)	(86)	(86)
Other income (expense), net	(2)	(3)	(5)	(5)	(6)

Income (loss) before income taxes	(71)	(144)	31	(215)	(591)

Provision (benefit) for income taxes	3	2	(6)	5	(38)

Net income (loss)	$(74)	$(146)	$37	$(220)	$(553)

Net income (loss) per share

Basic	$(0.10)	$(0.19)	$0.05	$(0.29)	$(0.75)

Diluted	$(0.10)	$(0.19)	$0.05	$(0.29)	$(0.75)

Shares used in per share calculation

Basic	752	749	739	751	737

Diluted	752	749	755	751	737

ADVANCED MICRO DEVICES, INC. CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (Millions)
	Quarter Ended			Six Months Ended
	Jun. 29,	Mar. 30,	Jun. 30,	Jun. 29,	Jun. 30,
	2013	2013	2012	2013	2012

Total comprehensive income (loss)	$(76)	$(147)	$36	$(223)	$(552)

ADVANCED MICRO DEVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Millions)

	Jun. 29,	Mar. 30,	Dec. 29,
	2013	2013	2012

Assets

Current assets:
Cash, cash equivalents and marketable securities	$968	$1,003	$1,002
Accounts receivable, net	670	645	630
Inventories, net	711	613	562
Prepaid expenses and other current assets	109	77	71

Total current assets	2,458	2,338	2,265

Long-term marketable securities	149	180	181
Property, plant and equipment, net	402	411	658
Acquisition related intangible assets, net	87	92	96
Goodwill	553	553	553
Other assets	248	223	247

Total Assets	$3,897	$3,797	$4,000

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$402	$301	$278
Payable to GLOBALFOUNDRIES	414	379	454
Accrued liabilities	475	461	489
Deferred income on shipments to distributors	129	132	108
Current portion of long-term debt and capital lease obligations	5	5	5
Other current liabilities	26	43	63

Total current liabilities	1,451	1,321	1,397

Long-term debt and capital lease obligations, less current portion	2,042	2,039	2,037
Other long-term liabilities	45	22	28

Stockholders’ equity:
Capital stock:
Common stock, par value	7	7	7
Additional paid-in capital	6,848	6,827	6,803
Treasury stock, at cost	(110)	(109)	(109)
Accumulated deficit	(6,380)	(6,306)	(6,160)
Accumulated other comprehensive loss	(6)	(4)	(3)

Total stockholders’ equity	359	415	538

Total Liabilities and Stockholders’ Equity	$3,897	$3,797	$4,000

ADVANCED MICRO DEVICES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Millions)

	Quarter Ended	Six Months Ended
	Jun. 29,	Jun. 29,
	2013	2013

Cash flows from operating activities:
Net loss	$(74)	$(220)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	59	125
Net loss on disposal of property, plant and equipment	(1)	47
Benefit for deferred income taxes	—	1
Employee stock-based compensation expense	20	44
Non-cash interest expense	6	12
Other	2	1
Changes in operating assets and liabilities:
Accounts receivable	(25)	(39)
Inventories	(97)	(149)
Prepaid expenses and other current assets	(35)	(42)
Other assets	(39)	(33)
Payable to GLOBALFOUNDRIES	34	(40)
Accounts payable, accrued liabilities and other	115	103

Net cash used in operating activities	$(35)	$(190)

Cash flows from investing activities:
Purchases of property, plant and equipment	(28)	(48)
Proceeds from sale of property, plant and equipment	3	181
Purchases of available-for-sale securities	(392)	(753)
Proceeds from sale and maturity of available-for-sale securities	343	593

Net cash used in investing activities	$(74)	$(27)

Cash flows from financing activities:
Net proceeds from foreign grants and allowances	2	2
Proceeds from issuance of common stock	1	2
Repayments of debt and capital lease obligations	(1)	(2)

Net cash provided by financing activities	$2	$2

Net decrease in cash and cash equivalents	(107)	(215)

Cash and cash equivalents at beginning of period	$441	$549

Cash and cash equivalents at end of period	$334	$334

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA

(Millions except headcount)

	Quarter Ended			Six Months Ended
	Jun. 29, 2013	Mar. 30, 2013	Jun. 30, 2012	Jun. 29, 2013	Jun. 30, 2012
Segment and Category Information

Computing Solutions (1)
Net revenue	$841	$751	$1,046	$1,592	$2,249
Operating income (loss)	$2	$(39)	$82	$(37)	$206

Graphics and Visual Solutions (2)
Net revenue	320	337	367	657	749
Operating income	—	16	31	16	65

All Other (3)
Operating loss	(31)	(75)	(36)	(106)	(774)

Total
Net revenue	$1,161	$1,088	$1,413	$2,249	$2,998
Operating income (loss)	$(29)	$(98)	$77	$(127)	$(503)

Other Data

Depreciation and amortization, excluding amortization of acquired intangible assets	$54	$62	$61	$116	$123
Capital additions	$28	$20	$39	$48	$79
Adjusted EBITDA (4)	$54	$40	$173	$94	$394
Cash, cash equivalents and marketable securities, including long-term marketable securities	$1,117	$1,183	$1,759	$1,117	$1,759
Non-GAAP free cash flow (5)	$(63)	$(175)	$42	$(238)	$109
Total assets	$3,897	$3,797	$5,041	$3,897	$5,041
Long-term debt and capital lease obligations, including current portion	$2,047	$2,044	$2,021	$2,047	$2,021
Headcount	9,928	9,844	11,737	9,928	11,737

See footnotes on the next page

(1)	Computing Solutions segment includes x86 microprocessors, as standalone devices or as incorporated as an accelerated processing unit (APU), chipsets, embedded processors and dense servers.
(2)	Graphics and Visual Solutions segment includes graphics, video and multimedia products developed for use in desktop and notebook computers, including home media PCs, professional workstations and servers as well as revenue received in connection with semi-custom products and development and game console royalties.
(3)	All Other category includes certain expenses and credits that are not allocated to any of the operating segments. Also included in this category are amortization of acquired intangible assets, employee stock-based compensation expense, net restructuring and other special charges and a charge related to the limited waiver of exclusivity from GLOBALFOUNDRIES (“GF”).
(4)	Reconciliation of GAAP operating income (loss) to Adjusted EBITDA*

	Quarter Ended			Six Months Ended
	Jun. 29, 2013	Mar. 30, 2013	Jun. 30, 2012	Jun. 29, 2013	Jun. 30, 2012
GAAP operating income (loss)	$(29)	$(98)	$77	$(127)	$(503)
Limited waiver of exclusivity from GF	—	—	—	—	703
Legal settlement	—	—	5	—	5
Depreciation and amortization	54	62	61	116	123
Employee stock-based compensation expense	20	24	26	44	47
Amortization of acquired intangible assets	4	5	4	9	5
Restructuring and other special charges, net	5	47	—	52	8
SeaMicro acquisition costs	—	—	—	—	6

Adjusted EBITDA	$54	$40	$173	$94	$394

(5)	Non-GAAP free cash flow reconciliation**

	Quarter Ended			Six Months Ended
	Jun. 29, 2013	Mar. 30, 2013	Jun. 30, 2012	Jun. 29, 2013	Jun. 30, 2012
GAAP net cash provided by (used in) operating activities	$(35)	$(155)	$81	$(190)	$188
Purchases of property, plant and equipment	(28)	(20)	(39)	(48)	(79)

Non-GAAP free cash flow	$(63)	$(175)	$42	$(238)	$109

*	The Company presents Adjusted EBITDA as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting operating income (loss) for depreciation and amortization, employee stock-based compensation expense and amortization of acquired intangible assets. In addition, the Company also included the following adjustments for the applicable period: for all periods presented, except for the second quarter of 2012, the Company also included an adjustment for net restructuring and other special charges; for the second quarter of 2012, the Company included an adjustment related to a legal settlement with a third party; and for six months ended June 30, 2012, the Company also included adjustments for the limited waiver of exclusivity from GLOBALFOUNDRIES, legal settlement with a third party and costs related to acquisition of SeaMicro, Inc. The Company calculates and communicates Adjusted EBITDA in the financial schedules because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.
**	The Company also presents non-GAAP free cash flow in the earnings release as a supplemental measure of its performance. Non-GAAP free cash flow is determined by adjusting GAAP net cash provided by (used in) operating activities for capital expenditures. The Company calculates and communicates non-GAAP free cash flow in the financial schedules because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities. The Company has provided reconciliations within the press release and financial schedules of these non-GAAP financial measures to the most directly comparable GAAP financial measures.